EXHIBIT 23.1

                Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (No. 33-55624, No. 33-93186, No. 33-96474, No. 333-17409 and No. 333-27601, all
on Form S-8) pertaining to various benefit plans sponsored by Tracor, Inc. of our report dated June 23, 1997, with respect to the financial statements and schedules of the Tracor, Inc. 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1996.


                       /s/ Ernst & Young, LLP

Austin, Texas
June 27, 1997